                                                             EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS



     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of the Dividend Reinvestment and Stock Purchase Plan of Standard Financial, Inc. for the registration of 300,000 shares of its common stock and to the incorporation by reference therein of our report dated January 26, 1996, with respect to the consolidated financial statements of Standard Financial, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.



                                                       ERNST & YOUNG LLP


     June 12, 1996
     Chicago, Illinois